Exhibit 99.1

Contact Information at End of Release

JDA Software Announces Fourth Quarter 2010 Results and 2011 Outlook
Record Software Sales and Successful Integration of i2 Drive Record Earnings
      Scottsdale, Ariz. — February 1, 2011 — JDA® Software Group, Inc. (NASDAQ: JDAS), The Supply Chain Company®, today announced financial results for the fourth quarter ended December 31, 2010. JDA reported record total revenues of $168.8 million, a 58 percent increase from $107.1 million of revenue reported in fourth quarter 2009. Software license and subscription revenues in fourth quarter 2010 increased 47 percent to $42.0 million from $28.6 million in fourth quarter 2009. Results for 2010 include the completion of the acquisition of i2 Technologies, Inc. (i2) as of January 28, 2010.
     Adjusted EBITDA increased 77 percent to $48.5 million in fourth quarter 2010 from $27.3 million in the fourth quarter of 2009. GAAP net income was $5.8 million in fourth quarter 2010 as compared to $8.5 million in fourth quarter 2009. Adjusted EBITDA represents GAAP net income adjusted for amortization of intangibles, depreciation, interest expense, income tax provision, restructuring charges, share-based compensation, acquisition-related costs, interest income and other significant non-routine operating and non-operating income and expense items.
     JDA also reported adjusted non-GAAP earnings per share for fourth quarter 2010 of $0.61, a 42 percent increase from the $0.43 per share reported in fourth quarter 2009. GAAP net income attributable to common shareholders for fourth quarter 2010 was $5.8 million or $0.14 per diluted share, compared to $8.5 million or $0.24 per share in fourth quarter 2009. Adjusted non-GAAP earnings in the fourth quarter 2010 also exclude a $14.0 million pre-tax non-cash charge associated with a litigation matter. Adjusted Earnings per Share represents GAAP income before income taxes adjusted for amortization of intangibles, restructuring charges, share-based compensation, acquisition-related costs and an adjusted income tax provision.
     “2010 was another great year for JDA; we achieved everything we set out to do and made significant progress with our strategic plan to build a $1 billion leader in the Supply Chain Management market,” said JDA Software President and Chief Executive Officer Hamish Brewer. “The fourth quarter was by far the strongest we’ve ever delivered in revenue and profits, but what’s most exciting is that there was nothing ‘one-time’ about this performance; we have simply taken the company to the next level.”
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JDA Software Announces Fourth Quarter 2010 Results and 2011 Outlook

Software and Subscription
     Software and subscription revenue increased 47 percent to $42.0 million in the fourth quarter 2010 from $28.6 million in the fourth quarter 2009. This increase was driven by continued strength in North America, as well as the acquisition of i2. The average sales price for the trailing 12 months ended December 31, 2010 increased to $601,000 from $573,000 for the trailing 12 months ended September 30, 2010.
Maintenance and Support Services
     Maintenance revenue increased 37 percent to $64.4 million in the fourth quarter 2010 from $47.0 million in the fourth quarter 2009. This increase was due to the acquisition of i2 and the year-over-year improvement in retention rates, especially among legacy i2 customers. The year-to-date customer retention rate in the fourth quarter 2010 increased to 95.6 percent from 92.4 percent in 2009, compared to i2’s 83 percent retention rate in 2009.
Consulting Services
     Consulting services revenue increased 98 percent to $62.4 million in the fourth quarter 2010 from $31.5 million in the fourth quarter 2009. This increase was primarily due to the acquisition of i2 and increased implementation services work associated with larger JDA software sales. Consulting services gross margins increased to 18 percent in the fourth quarter 2010 from 16 percent in the fourth quarter 2009.
Other Financial Data
•	Operating expenses as a percent of revenue show the positive operating leverage effects of the i2 acquisition. Product development expenses as a percent of revenue improved to 10.7 percent in the fourth quarter 2010 compared to 12.7 percent in the fourth quarter 2009. Sales and marketing expenses as a percent of revenue improved to 15.1 percent in the fourth quarter 2010 compared to 18.4 percent in the fourth quarter 2009. General and administrative expenses as a percent of revenue, excluding the litigation charge described below, improved to 10.2 percent in the fourth quarter 2010 compared to 11.8 percent in the fourth quarter 2009.

•	Legal expenses incurred in fourth quarter 2010 from inherited i2 litigation were $3.1 million. These were primarily related to ongoing litigation related to the Dillard’s and Oracle matters. Additionally, during the quarter, a $14.0 million non-cash, pre-tax charge was recorded as a result of mediation talks relating to the Dillard’s matter.

•	Net interest and other expense for the fourth quarter 2010 increased to $5.7 million from $0.6 million in the fourth quarter of 2009 due to interest on the senior notes issued in connection with the i2 acquisition and currency rate changes.

JDA Software Announces Fourth Quarter 2010 Results and 2011 Outlook

•	Cash flow provided by operations was $26.2 million in fourth quarter 2010 compared to cash flow from operations of $16.0 million in fourth quarter 2009. DSO improved to 54 days at the end of fourth quarter 2010 from 58 days at the end of fourth quarter 2009.

•	Cash and cash equivalents, including restricted cash, were $206.5 million at December 31, 2010, compared to $363.8 million at December 31, 2009, which included net proceeds from the issuance of $275.0 million of senior notes that were used to complete the acquisition of i2.

•	Weighted average shares outstanding for the quarter ended December 31, 2010 were 42.3 million.
Fourth Quarter 2010 Highlights
     The following presents a high-level summary of JDA’s regional sales performance:
•	JDA reported $31.0 million in software license and subscription revenue in its Americas region during fourth quarter 2010, compared to $16.6 million in third quarter 2010 and $19.1 million in fourth quarter 2009. Companies signing new software licenses in fourth quarter 2010 include: Almacenes Exito, Loblaw Companies Limited, Marvell, PFG Customized Distribution, Rendic Hermanos SA, Sun Products Corporation and Supervalu, Inc.

•	Software license and subscription revenue in the Europe, Middle East and Africa (EMEA) region were $7.9 million in fourth quarter 2010, compared to $3.4 million in third quarter 2010 and $6.4 million in fourth quarter 2009. New software deals in the EMEA region include: Antonio Puig SA, Gist Ltd., Cooperativa Esercenti Farmacia, Hema BV, House of Busby Ltd., Makhteshim-agan Industries Ltd., and Magnitogorsk Iron & Steel Works, OJSC.

•	JDA’s Asia-Pacific region posted software license and subscription revenue of $3.0 million in fourth quarter 2010, compared to $2.0 million in third quarter 2010 and $3.1 million in fourth quarter 2009. Wins in this region included: Abenson, Eisai Co. Ltd., HyperCITY Retail Ltd., PT Heinz ABC Indonesia and PT Sayap Mas Utama.
Full Year Ended December 31, 2010 Results
•	Revenue for the 12 months ended December 31, 2010 increased 60 percent to $617.2 million from $385.8 million for the 12 months ended December 31, 2009. Adjusted EBITDA increased to $160.9 million for the 12 months ended December 31, 2010 from $96.8 million in the 12 months of 2009. The increases were primarily driven by the acquisition of i2 and the achievement of the associated cost savings.

•	Legal expenses incurred for the 12 months ended December 31, 2010 from inherited i2 litigation were $9.4 million, in addition to the $14.0 million pre-tax non-cash charge associated with an i2 litigation matter.

JDA Software Announces Fourth Quarter 2010 Results and 2011 Outlook

•	Adjusted non-GAAP earnings per share for the 12 months ended December 31, 2010 was $1.95 compared to $1.56 per share for the 12 months ended December 31, 2009.

•	The GAAP net income applicable to common shareholders for the 12 months ended December 31, 2010 was $17.7 million or $0.42 per diluted share, compared to net income of $17.7 million or $0.50 per share for the 12 months ended December 31, 2009.

•	Cash flow from operations was $65.2 million for the 12 months ended December 31, 2010 compared to cash flow from operations of $96.5 million for the 12 months ended December 31, 2009. The change in operating cash flow in the current period was caused by a decrease in deferred revenue from the i2 acquisition, an increase in receivables and expenses and payments related to acquisition accruals.
2011 Full Year Outlook
JDA also today announced its financial outlook for the full year 2011. The full year 2011 outlook includes the following ranges of expectations:

Software Revenue	$145 million — $160 million

Total Revenue	$650 million — $690 million

Adjusted EBITDA	$170 million — $185 million

Adjusted Earnings per Share	$2.00 — $2.20
Additionally, JDA provided the following outlook for full year cash flow expectations:

Cash Flow from Operations	$115 million — $130 million

Less Capital Expenditures	$25 million — $30 million

Free Cash Flow	$90 million — $100 million
“We’re excited about our growth prospects in 2011 as JDA continues to differentiate itself as The Supply Chain Company,” said Hamish Brewer, Chief Executive Officer of JDA. “Our 2011 business plan is built to deliver double-digit growth in both revenue and earnings, while supporting strategic investments in our business, such as the JDA Private Cloud®, which are designed to capitalize on the success and momentum we are currently enjoying.”

JDA Software Announces Fourth Quarter 2010 Results and 2011 Outlook

Conference Call Information
     JDA Software Group, Inc. will host a conference call at 4:45 p.m. Eastern time today to discuss earnings results for its fourth quarter ended December 31, 2010. To participate in the call, dial 1-877-941-1427 (United States) or 1-480-629-9664 (International) and ask the operator for the “JDA Software Group, Inc. Fourth Quarter and Fiscal Year 2010 Earnings Conference Call.” A live audio webcast of the conference call and detailed slide deck can be accessed by logging onto www.jda.com in the Investor Relations section.
     A replay of the conference call will begin on February 1, 2011 at 8:00 p.m. Eastern time and will end on March 1, 2011. To hear a replay of the call over the Internet, access JDA’s website at www.jda.com.
About JDA Software Group, Inc.
     JDA® Software Group, Inc. (NASDAQ: JDAS), The Supply Chain Company®, is a leading global provider of innovative supply chain management, merchandising and pricing excellence solutions. JDA empowers more than 6,000 companies of all sizes to make optimal decisions that improve profitability and achieve real results in the discrete and process manufacturing, wholesale distribution, transportation, retail and services industries. With an integrated solutions offering that spans the entire supply chain from materials to the consumer, JDA leverages the powerful heritage and knowledge capital of acquired market leaders including i2 Technologies®, Manugistics®, E3®, Intactix® and Arthur®. JDA’s multiple service options, delivered via the JDA® Private Cloud, provide customers with flexible configurations, rapid time-to-value, lower total cost of ownership and 24/7 functional and technical support and expertise. To learn more, visit www.jda.com or e-mail info@jda.com.
JDA Investor Relations Contact:
Mike Burnett, GVP, Treasury and Investor Relations
mike.burnett@jda.com
480-308-3392
JDA Corporate Communications Contact:
Beth Elkin, Sr. Director, Corporate Communications
beth.elkin@jda.com
469-357-4225

JDA Software Announces Fourth Quarter 2010 Results and 2011 Outlook

JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts, unaudited)

	December 31,	December 31,
	2010	2009
ASSETS
Current Assets:
Cash and cash equivalents	$171,618	$75,974
Restricted cash	34,855	287,875
Accounts receivable, net	102,118	68,883
Deferred tax assets—current portion	43,753	19,142
Prepaid expenses and other current assets	27,723	15,667

Total current assets	380,067	467,541

Non-Current Assets:
Property and equipment, net	47,447	40,842
Goodwill	226,863	135,275
Other intangibles, net	187,398	119,661
Deferred tax assets—long-term portion	255,386	44,350
Other non-current assets	16,367	13,997

Total non-current assets	733,461	354,125

Total Assets	$1,113,528	$821,666

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$21,092	$7,192
Accrued expenses and other liabilities	83,938	45,523
Income taxes payable	318	3,489
Deferred revenue—current portion	88,055	65,665

Total current liabilities	193,403	121,869
Non-Current Liabilities:
Long-term debt	272,695	272,250
Accrued exit and disposal obligations	7,360	7,341
Liability for uncertain tax positions	6,873	8,770
Deferred revenue—long-term portion	9,090	—

Total non-current liabilities	296,018	288,361

Total Liabilities	489,421	410,230

Stockholders’ Equity:
Common stock	439	363
Additional paid-in capital	550,177	356,065
Retained earnings	91,732	74,014
Accumulated other comprehensive income (loss)	8,980	3,267
Treasury stock	(27,221)	(22,273)

Total stockholders’ equity	624,107	411,436

Total liabilities and stockholders’ equity	$1,113,528	$821,666

JDA Software Announces Fourth Quarter 2010 Results and 2011 Outlook

JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except earnings per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
REVENUES:
Software licenses	$36,681	$27,613	$109,546	$84,913
Subscriptions and other recurring revenues	5,292	1,013	21,143	3,873
Maintenance services	64,401	46,958	246,241	179,336

Product revenues	106,374	75,584	376,930	268,122

Consulting services	56,213	28,653	220,417	107,618
Reimbursed expenses	6,175	2,886	19,862	10,060

Service revenues	62,388	31,539	240,279	117,678

Total revenues	168,762	107,123	617,209	385,800

COST OF REVENUES:
Cost of software licenses	1,236	824	4,256	3,241
Amortization of acquired software technology	1,835	966	7,047	3,920
Cost of maintenance services	13,351	10,749	52,543	43,165

Cost of product revenues	16,422	12,539	63,846	50,326

Cost of consulting services	44,839	23,553	169,826	85,285
Reimbursed expenses	6,175	2,886	19,862	10,060

Cost of service revenues	51,014	26,439	189,688	95,345

Total cost of revenues	67,436	38,978	253,534	145,671

GROSS PROFIT	101,326	68,145	363,675	240,129
OPERATING EXPENSES:
Product development	18,027	13,586	72,158	51,318
Sales and marketing	25,499	19,691	91,329	66,001
General and administrative	17,255	12,663	72,299	47,664
Amortization of intangibles	9,968	5,753	38,415	23,633
Restructuring charges	4,453	160	20,931	6,865
Acquisition-related costs	34	4,768	8,115	4,768
Litigation provision	14,000	—	14,000	—

Total operating expenses	89,236	56,621	317,247	200,249

OPERATING INCOME	12,090	11,524	46,428	39,880
Interest expense and amortization of loan fees	(6,321)	(1,741)	(24,758)	(2,712)
Finance costs on abandoned acquisition	—	767	—	767
Interest income and other, net	644	367	1,683	1,253

INCOME BEFORE INCOME TAXES	6,413	10,917	23,353	39,188
Income tax provision	(566)	(2,420)	(5,635)	(12,849)

NET INCOME	5,847	8,497	17,718	26,339
Consideration paid in excess of carrying value on the repurchase of redeemable preferred stock	—	—	—	(8,593)

INCOME APPLICABLE TO COMMON SHAREHOLDERS	$5,847	$8,497	$17,718	$17,746

Basic net income per common share	$0.14	$0.25	$0.43	$0.51

Diluted net income per common share	$0.14	$0.24	$0.42	$0.50

Shares used in computing basic net income per common share	41,868	34,519	41,173	34,936

Shares used in computing diluted net income per common share	42,280	35,046	41,710	35,258

JDA Software Announces Fourth Quarter 2010 Results and 2011 Outlook

JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months		Year Ended
	Ended December 31,		December 31,
	2010	2009	2010	2009
Operating Activities:
Net income	$5,847	$8,497	$17,718	$26,339
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,217	9,196	58,246	37,239
Provision for doubtful accounts	1	1,000	1,000	1,900
Amortization of loan fees	558	110	1,970	110
Net (gain) loss on disposal of property and equipment	(1)	13	(9)	(42)
Stock-based compensation	2,660	1,683	11,494	8,095
Deferred income taxes	(1,828)	(4,275)	(1,949)	4,242
Changes in assets and liabilities, net of effects from business acquisition:
Accounts receivable	(3,894)	(9,642)	(2,613)	9,894
Income tax receivable	122	2,203	2,347	365
Prepaid expenses and other assets	5,463	2,208	(7,485)	(1,768)
Accounts payable	2,587	(1,160)	11,397	4,525
Accrued expenses and other liabilities	17,807	6,870	1,970	(4,608)
Income tax payable	(1,165)	5,584	(6,592)	5,964
Deferred revenue	(17,195)	(6,334)	(22,322)	4,226

Net cash provided by operating activities	26,179	15,953	65,172	96,481

Investing Activities:
Change in restricted cash	(24,534)	(287,875)	253,020	(287,875)
Purchase of i2 Technologies, Inc.	—	—	(213,427)	—
Payment of direct costs related to acquisitions	(876)	(679)	(3,625)	(5,110)
Purchase of property and equipment	(2,081)	(1,595)	(16,866)	(7,136)
Proceeds from dipsosal of property and equipment	3	22	634	84

Net cash (used in) provided by investing activities	(27,488)	(290,127)	19,736	(300,037)

Financing Activities:
Issuance of common stock—equity plans	1,534	325	15,370	14,849
Purchase of treasury stock	(482)	(277)	(5,127)	(6,543)
Redemption of redeemable preferred stock	—	—	—	(28,068)
Proceeds from issuance of long-term debt, net of discount	—	272,217	—	272,217
Debt issuance costs	—	(6,487)	—	(6,487)

Net cash provided by financing activities	1,052	265,778	10,243	245,968

Effect of exchange rates on cash and cash equivalents	(495)	(1,107)	493	866
Net (decrease) increase in cash and cash equivalents	(752)	(9,503)	95,644	43,278
Cash and Cash Equivalents, Beginning of Period	172,370	85,477	75,974	32,696

Cash and Cash Equivalents, End of Period	$171,618	$75,974	$171,618	$75,974

JDA Software Announces Fourth Quarter 2010 Results and 2011 Outlook

JDA SOFTWARE GROUP, INC.
NON-GAAP MEASURES OF PERFORMANCE
(in thousands, except share data, unaudited)

	Three Months		Year Ended
	Ended December 31,		December 31,
	2010	2009	2010	2009
Reconciliation of GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA

Net Income (GAAP Basis)	$5,847	$8,497	$17,718	$26,339
Income tax provision	566	2,420	5,635	12,849
Interest expense and amortization of loan fees	6,321	1,741	24,758	2,712
Amortization of acquired software technology	1,835	966	7,047	3,920
Amortization of intangibles	9,968	5,753	38,415	23,633
Depreciation	3,414	2,477	12,783	9,686

EBITDA (earnings before interest, tax, depreciation and amortization)	27,951	21,854	106,356	79,139
Restructuring charges	4,453	160	20,931	6,865
Stock-based compensation	2,660	1,682	11,494	8,094
Acquisition-related costs	34	4,768	8,115	4,768
Litigation provision	14,000	—	14,000	—
Finance costs on abandoned acquisition	—	(767)	—	(767)
Non-recurring transition costs to integrate acquisition	—	—	1,638	—
Interest income and other, net	(644)	(367)	(1,683)	(1,253)

Adjusted EBITDA	48,454	27,330	160,851	96,846

EBITDA, as a percentage of revenue	17%	20%	17%	21%

Adjusted EBITDA, as a percentage of revenue	29%	26%	26%	25%

NON-GAAP EARNINGS PER SHARE

Income before income taxes (GAAP Basis)	$6,413	$10,917	$23,353	$39,188
Amortization of acquired software technology	1,835	966	7,047	3,920
Amortization of intangibles	9,968	5,753	38,415	23,633
Restructuring charges	4,453	160	20,931	6,865
Stock-based compensation	2,660	1,682	11,494	8,094
Acquisition-related costs	34	4,768	8,115	4,768
Litigation provision	14,000	—	14,000	—
Finance costs on abandoned acquisition	—	(767)	—	(767)
Non-recurring transition costs to integrate acquisition	—	—	1,638	—

Adjusted income before income taxes	39,363	23,479	124,993	85,701
Adjusted income tax expense	13,777	8,452	43,748	30,713

Adjusted net income	$25,586	$15,027	$81,245	$54,988

Adjusted non-GAAP diluted earnings per share	$0.61	$0.43	$1.95	$1.56

Shares used to compute non-GAAP diluted earnings per share	42,280	35,046	41,710	35,258

JDA Software Announces Fourth Quarter 2010 Results and 2011 Outlook

JDA SOFTWARE GROUP, INC.
NON-GAAP MEASURES OF PERFORMANCE
(in thousands, except share data, unaudited)

	Outlook for the Year Ended
	December 31, 2011
	Low	High
Reconciliation of GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA

Net Income (GAAP Basis)	$40,300	$48,200
Income tax provision	21,700	26,300
Interest expense and amortization of loan fees	25,500	25,500
Amortization of acquired software technology	7,000	7,000
Amortization of intangibles	38,500	38,500
Depreciation	15,500	16,500

EBITDA (earnings before interest, tax, depreciation and amortization)	148,500	162,000
Restructuring charges	5,000	5,000
Stock-based compensation	18,000	19,000
Interest income and other, net	(1,000)	(1,000)

Adjusted EBITDA	170,500	185,000

NON-GAAP EARNINGS PER SHARE

Income before income taxes (GAAP Basis)	$62,000	$74,500
Amortization of acquired software technology	7,000	7,000
Amortization of intangibles	38,500	38,500
Restructuring charges	5,000	5,000
Stock-based compensation	18,000	19,000

Adjusted income before income taxes	130,500	144,000
Adjusted income tax expense	45,700	50,400

Adjusted net income	$84,800	$93,600

Adjusted non-GAAP diluted earnings per share	$2.00	$2.20

Shares used to compute non-GAAP diluted earnings per share	42,500	42,500

JDA Software Announces Fourth Quarter 2010 Results and 2011 Outlook

JDA SOFTWARE GROUP, INC.
SUPPLEMENTAL DATA
(dollars in thousands)
Software & Subscription Revenues by Geographic Region:

	Three Months Ended
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Americas	31,026	16,590	27,080	18,917	19,084
EMEA	7,901	3,405	4,773	5,403	6,417
Asia/Pacific	3,046	2,039	6,105	4,404	3,125

Total	$41,973	$22,034	$37,958	$28,724	$28,626

New vs. Install-Base Software Sales and Subscription Revenues:

	Three Months Ended
	12/31/2010		9/30/2010		6/30/2010		3/31/2010		12/31/2009
New Sales	$8,042	19%	$2,603	12%	$8,080	21%	$8,415	29%	$4,515	16%
Install-Base Sales	33,931	81%	19,431	88%	29,878	79%	20,309	71%	24,111	84%

Total	$41,973		$22,034		$37,958		$28,724		$28,626

ASP, Multi-Product Deals & Large Deal Counts:

	Last Twelve Months Ended
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Average Sales Price (ASP)	$601	$573	$608	$618	$630
Multiple-Product Deals	19	17	18	21	20
Large Deal Count (>=$1 million)	25	25	25	24	19
Quota Carrying Sales Representatives	92	98	92	96	75
Summary of Revenue Contribution in Fourth Quarter 2010:

	JDA		i2		Combined
Software and Subscription Revenues	$31,887	76%	$10,086	24%	$41,973
Maintenance Revenues	47,338	74%	17,063	26%	64,401

Product Revenues	79,225	74%	27,149	26%	106,374
Services Revenues	34,686	56%	27,702	44%	62,388

Total Revenues	$113,911	67%	$54,851	33%	$168,762

Summary of Revenue Contribution in Fiscal 2010:

	JDA		i2		Combined
Software and Subscription Revenues	$79,122	61%	$51,567	39%	$130,689
Maintenance Revenues	185,764	75%	60,477	25%	246,241

Product Revenues	264,886	70%	112,044	30%	376,930
Services Revenues	143,355	60%	96,924	40%	240,279

Total Revenues	$408,241	66%	$208,968	34%	$617,209

JDA Software Announces Fourth Quarter 2010 Results and 2011 Outlook

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995
     This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally accompanied by words such as “will,” and “expect” and other words with forward-looking connotations. In this press release, such forward-looking statements include, without limitation, Mr. Brewer’s statements regarding our having momentum for continued profitable growth in 2011, our business plan to deliver double-digit revenue and earnings growth for fiscal 2011, and our 2011 full year outlook for software revenue, total revenue, adjusted EBITDA, adjusted earnings per share, cash flow from operations, and free cash flow. We remind our investors and prospective investors that future events may involve risks and uncertainties. Risks and uncertainties that may affect our business are detailed from time to time in the “Risk Factors” section and other sections of our filings with the Securities and Exchange Commission. As a result of these and other risks, actual results may differ materially from those predicted. We undertake no obligation to update information in this release, except as required by law.
Use of Non-GAAP Financial Information
     This press release and the related conference call contain non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management’s presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.
Use and Economic Substance of Non-GAAP Financial Measures Used by JDA
     The Company uses non-GAAP measures of performance, including adjusted net income, EBITDA (earnings before interest, taxes, depreciation and amortization) and earnings per share, in its public statements. Management uses, and chooses to disclose, these non-GAAP financial measures because (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help the Company to identify underlying trends in its results of operations; (ii) the Company uses non-GAAP earnings measures, including EBITDA, as a measure of profitability because such measures help the Company compare its performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting. The Company also internally uses adjusted EBITDA measures for determining (a) compliance with certain financial covenants in its credit agreement and (b) executive and employee compensation. Set forth below are additional reasons why specific items are excluded from the Company’s non-GAAP financial measures:
•	Amortization charges for acquired software technology are excluded because they result from prior acquisitions, rather than ongoing operations, and absent additional acquisitions, are expected to decline over time.

•	Amortization charges for other intangibles are excluded because they are non-cash expenses, and while tangible and intangible assets support our business, we do not believe the related amortization costs are directly attributable to the operating performance of our business.

•	Restructuring charges are significant non-routine expenses that cannot be predicted and typically relate to a change in our business model or to a change in our estimate of the costs to complete a plan to exit an activity of an acquired company. The exclusion of these charges promotes period-to-period comparisons and transparency. Such charges are primarily related to severance costs and/or the disposition of excess facilities driven by the changes to our business model.

•	Stock-based compensation is not an expense that typically requires or will require cash settlement by the Company.

•	Acquisition-related costs associated with the acquisition of i2, the settlement offer related to inherited i2 litigation and the non-recurring transition costs to integrate the acquisition are significant non-routine expenses. Exclusion of these costs promotes period-to-period comparisons and transparency as we do not believe these costs are directly attributable to the operating performance of our business.
Material Limitations (and Compensation thereof) Associated with the Use of Non-GAAP Financial Measures
     Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP results. In the future, the Company expects to continue reporting non-GAAP financial measures excluding items described above and the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above. Accordingly, exclusion of these and other similar items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

JDA Software Announces Fourth Quarter 2010 Results and 2011 Outlook

Some of the limitations in relying on non-GAAP financial measures are:
•	Amortization of acquired technology and intangibles, though not directly affecting our current cash position, represent the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.

•	The Company may engage in acquisition transactions in the future. In addition, we incur other restructuring charges from time to time when necessary to adjust our business model. Restructuring related charges may therefore continue to be incurred and should not be viewed as non-recurring.

•	Stock-based compensation is an important component of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future.

•	Other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure.
     We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial measures only supplementally. We also provide reconciliations of each non-GAAP financial measure to our most directly comparable GAAP measure, and we encourage investors to review carefully those reconciliations.
Usefulness of Non-GAAP Financial Measures to Investors
     The Company believes that the presentation of these non-GAAP financial measures is warranted for several reasons. First, such non-GAAP financial measures provide investors and management an additional analytical tool for understanding the Company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. Second, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare the Company’s performance across financial reporting periods.
JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, Ariz. 85260